Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Greenflag Ventures Inc., on Form 10-Q for the Quarter ending September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Karroll, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Quarterly Report on Form 10-Q for the nine months ending September 30 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and September 30, 2015 fairly presents, in all material respects, the financial condition and result of operations of WTTJ Corp.

March 21, 2016	By:	/s/ John KARROLL
John KARROLL
President and Chief Executive Officer